Exhibit 99.1

American Shared Hospital Services Reports Second Quarter and First Half 2026 Financial Results

Second Quarter Revenue Increased 19% to $8.4 Million Driven by Strong Growth from Direct Patient Services

Operating Cash Flow Reached $4.4 Million in First Half of 2026

Conference Call Scheduled for Today at 1:00 PM ET

SAN FRANCISCO, Calif., August 13, 2026 – American Shared Hospital Services (NYSE American: AMS) (the "Company"), a leading provider of stereotactic radiosurgery equipment and advanced radiation therapy cancer treatment services, today announced financial results for the second quarter and six months ended June 30, 2026.

Key Financial Highlights

●	Total second quarter revenue increased 19% year over year (y-o-y) to $8.4 million, compared with $7.1 million in the second quarter of 2025.
●

Second quarter Direct Patient Services revenue increased 40% y-o-y to $4.9 million, driven by higher procedure volumes at the Company's Rhode Island radiation therapy centers and its Peru and Puebla, Mexico facilities.

●	Second quarter Proton Beam Radiation Therapy (PBRT) revenue increased 22% y-o-y to $2.3 million, reflecting higher treatment volumes and higher reimbursement per treatment.
●	International Gamma Knife revenue increased 56% during the first six months of 2026 to $2.7 million as treatment volumes increased at the Company's international centers.
●	Cash provided by operating activities totaled $4.4 million during the first six months of 2026.
●	Cash, cash equivalents and restricted cash increased to $6.8 million at June 30, 2026, compared with $3.7 million at December 31, 2025.

"Our second quarter results demonstrate the strength of our diversified radiation oncology platform," said Craig Tagawa, Interim Chief Executive Officer. "Our quarterly revenue growth reflects continued momentum in our Direct Patient Services business, improved Proton Beam Radiation Therapy performance and increasing contributions from our international operations. These results underscore the benefits of the strategic investments we have made over the past several years to expand our treatment capabilities and geographic footprint.

"During the quarter, our Rhode Island facilities continued to deliver strong procedure growth while our Peru and Puebla radiation therapy centers generated another solid quarter of operating performance. In addition, higher procedure volumes and reimbursement at our Proton Beam Radiation Therapy operation contributed meaningfully to revenue growth. We remain focused on improving operating efficiencies, expanding patient access, and positioning our portfolio for sustainable long-term growth."

Ray Stachowiak, Executive Chairman, added:

"The fundamentals of our business remain strong. Demand for advanced radiation therapy continues to grow, and our portfolio of Gamma Knife, Proton Beam Radiation Therapy and radiation oncology centers positions AMS to participate across multiple areas of cancer treatment. While we continue to address our financing initiatives, our priority remains on executing our long-term growth strategy, strengthening our balance sheet and creating value for our shareholders through disciplined capital allocation and continued operational execution."

Second Quarter Financial Results

Total revenue for the second quarter of 2026 increased 19% to $8.4 million, compared with $7.1 million in the prior-year period.

Revenue from the Company's Direct Patient Services segment increased 40% to $4.9 million, reflecting higher procedure volumes at the Company's Rhode Island radiation therapy centers and its Peru and Puebla, Mexico facilities. Radiation therapy revenue from these facilities increased to $3.4 million, compared with $2.5 million during the second quarter of 2025.

Revenue generated from the Company's Proton Beam Radiation Therapy system increased 22% to $2.3 million, driven by both higher treatment volumes and improved average reimbursement. Proton Beam Radiation Therapy treatment fractions increased approximately 10% year over year.

Gamma Knife revenue increased to $2.7 million, compared with $2.6 million in the prior-year quarter. International Gamma Knife procedure volumes continued to improve following installation of the Esprit system upgrade in Lima, Peru during 2025. The upgraded platform has reduced treatment times and improved patient throughput, contributing to stronger operating performance at this Peru location.

Revenue from the Company's Medical Equipment Leasing segment remained generally consistent with the prior-year quarter as lower domestic Gamma Knife procedure volumes, primarily reflecting the expiration of one customer contract in 2025, offset continued strength in Proton Beam Radiation Therapy operations.

Gross margin in Q2 2026 was $1.4 million, compared to $1.6 million in Q2 2025, and was up from $1.3 million in Q1 2026.

The Company reported a net loss attributable to American Shared Hospital Services of $514,000, or $0.07 per diluted share, compared with a net loss of $280,000, or $0.04 per diluted share, in the second quarter of 2025. The increase in net loss primarily reflected the higher legal costs of $285,000 associated with the Company's completed Third Amendment to its credit agreement with Fifth Third and the increase in the allowance for credit losses of $909,000 for accounts receivable prior to May 31, 2025, partially offset by strong revenue growth.

Second quarter adjusted EBITDA was $1.3 million compared to $1.7 million in the prior year quarter.

First Half 2026 Results

For the six months ended June 30, 2026, total revenue increased 18% to $15.5 million, compared with $13.2 million for the first six months of 2025.

Direct Patient Services revenue increased 35% to $8.9 million, reflecting continued growth in patient volumes across the Company's Rhode Island radiation therapy centers and its Peru and Puebla, Mexico facilities. The Company's Direct Patient Services segment continues to represent an increasingly important contributor to consolidated revenue and long-term growth.

Revenues from the Company’s leasing segment increased by $3,000 to $6,565,000 for the six-month period compared to $6,562,000 for the prior year period.

Revenue generated by the Company's Proton Beam Radiation Therapy system increased to $4.3 million, compared with $3.6 million in the prior-year period, reflecting higher treatment volumes and improved reimbursement.

Gamma Knife revenue increased to $4.9 million, compared with $4.7 million during the first six months of 2025. While domestic Gamma Knife leasing volumes declined following the expiration of one customer contract in 2025, international procedure volumes increased significantly especially at the Company's Peru facility.

The Company generated $4.4 million of cash from operating activities during the first six months of 2026, reflecting the continued improvement in operating performance and disciplined working capital management. Cash generated from operations primarily funded scheduled debt repayments and distributions to non-controlling interests during the period.

Gross margin for the first half of 2026 was $2.7 million, compared to $2.6 million for the first half of 2025.

Net loss attributable to American Shared Hospital Services increased by $221,000 to a net loss of $1,126,000, or $0.17 for the six-month period ended June 30, 2026 compared to a net loss of $905,000 or $0.14 per diluted share for the same period in the prior year. Net loss for the six-month period ended June 30, 2026 increased primarily due to legal fees incurred to negotiate the Third Amendment to the Credit Agreement of $285,000 and the increase for credit allowances for the Rhode Island Facilities of $909,000 from accounts receivable prior to May 31, 2025.

Adjusted EBITDA for the six-month period was $2.5 million compared to $2.6 million in the prior year quarter.

Balance Sheet Highlights

Cash, cash equivalents and restricted cash totaled $6.8 million as of June 30, 2026, compared with $3.7 million at December 31, 2025.

The current portion of long-term debt, net was $16.2 million as of June 30, 2026, representing a decrease from $17.3 million at December 31, 2025.

Shareholders’ equity (excluding non-controlling interests) was $23.1 million, or approximately $3.49 per share, reflecting the Company’s capital base after accounting for the net loss during the quarter and the impact of non-controlling interests associated with certain operating subsidiaries, including the Rhode Island facilities and international operations.

Subsequent to quarter end, the Company entered into a Third Amendment to its Credit Agreement and Forbearance Agreement with Fifth Third Bank. The amendment established a revised repayment schedule for certain outstanding borrowings while providing the Company additional flexibility to pursue strategic alternatives and strengthen its capital structure.

In conjunction with the amendment, the Company secured $2.0 million of subordinated financing from RCS/TIG Holdings LLC, an entity controlled by the Company's Executive Chairman. The financing is intended to provide additional liquidity as the Company continues to execute its strategic initiatives.

Management believes these financing actions provide additional flexibility while the Company continues discussions regarding its longer-term capital structure alternatives designed to support future growth initiatives and strengthen its balance sheet.

Strategic Growth Initiatives

"Our strategy remains focused on investing in advanced radiation therapy technologies that improve patient outcomes while generating attractive long-term returns," said Mr. Stachowiak. "The breadth of our platform—including Gamma Knife, Proton Beam Radiation Therapy and radiation oncology centers—provides multiple avenues for sustainable growth as demand for precision cancer treatment continues to expand."

Mr. Stachowiak concluded:

"While we continue to address our capital structure, our operating business is performing well. We are encouraged by the continued growth in Direct Patient Services, improving international performance and strong operating cash generation during the first half of 2026.

"Our priorities remain clear: continue growing procedure volumes, expand our installed base of advanced radiation therapy technologies, prudently manage capital and strengthen our financial position. We believe these efforts position the Company to capitalize on attractive long-term opportunities in precision radiation oncology."

Conference Call

The Company will hold a conference call to discuss its second quarter financial results today at 1:00 pm ET.

Teleconference and Webcast Information

To participate, domestic callers may dial 1-844-413-3972 and international callers may dial 1-412-317-5776 at least 10 minutes prior to the start of the call and ask to join the American Shared Hospital Services call.

A simultaneous webcast of the call may be accessed through the Company's website, www.ashs.com or directly:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=v8y3MbI1

A replay of the call will be available at 1-855-669-9658 or 1-412-317-0088, access code 2844456, through August 20, 2026. The call will also be available for replay on the Company’s website at www.ashs.com.

About American Shared Hospital Services (NYSE American: AMS)

American Shared Hospital Services (AMS) is a leading provider of turnkey solutions to cancer treatment centers, health systems, and cancer networks in North and South America. The Company works closely with its partners to develop and grow their cancer service lines and provide integrated cancer care to patients in a convenient local setting close to home. For centers under health system partnerships, the Company and its health system partners share in the capital investment cost and profitability of the operations based on their respective ownership interests. For more information, please visit: www.ashs.com

Safe Harbor Statement

This press release may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operations and future plans of American Shared Hospital Services including statements regarding the expected continued growth of the Company and the expansion of the Company’s Gamma Knife, proton beam radiation therapy and direct patient care services business, which involve risks and uncertainties including, but not limited to, the risks of economic and market conditions, the risk of compliance with debt covenants, the risks of variability of financial results between quarters, the risks of the Gamma Knife and proton beam radiation therapy and direct patient care services businesses, the risks of changes to CMS reimbursement rates or reimbursement methodology, the risks of the timing, financing, and operations of the Company’s Gamma Knife, PBRT, and direct patient care services businesses, the risk of expanding within or into new markets, the risk that the continued operation of acquired businesses could adversely affect financial results and the risk that current and future acquisitions may negatively affect the Company’s financial position. Further information on potential factors that could affect the financial condition, results of operations and future plans of American Shared Hospital Services is included in the filings of the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent reports filed by the Company with the Securities and Exchange Commission.

Non-GAAP Financial Measure

Adjusted EBITDA, the non-GAAP measure presented in this press release and supplementary information, is not a measure of performance under the accounting principles generally accepted in the United States ("GAAP"). This non-GAAP financial measure has limitations as an analytical tool, including that it does not have a standardized meaning. When assessing our operating performance, this non-GAAP financial measure should not be considered a substitute for, and investors should also consider, income before income taxes, income from operations, net income attributable to the Company, earnings per share and other measures of performance as defined by GAAP as indicators of the Company's performance or profitability.

EBITDA is a non-GAAP financial measure representing our earnings before interest expense, interest income, income tax expense (benefit), depreciation, and amortization. We define Adjusted EBITDA as net loss before interest expense, interest income, income tax expense (benefit), depreciation and amortization expense, and stock-based compensation expense.

We use this non-GAAP financial measure as a means to evaluate period-to-period comparisons. Our management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and charges that may not be indicative of the operating results of our recurring core business, such as stock-based compensation expense. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance.

Contacts

American Shared Hospital Services
Ray Stachowiak, Executive Chairman
rstachowiak@ashs.com

Investor Relations

Kirin Smith, President
PCG Advisory, Inc.
ksmith@pcgadvisory.com

American Shared Hospital Services

Condensed Consolidated Statements of Operations

	Summary of Operations Data
		(Unaudited)

	Three months ended June 30,		Six months ended June 30,

	2026	2025	2026	2025
Revenues	$8,430,000	$7,071,000	$15,514,000	$13,183,000
Costs of revenue	6,997,000	5,441,000	12,793,000	10,611,000
Gross margin	1,433,000	1,630,000	2,721,000	2,572,000
Selling and administrative expense	2,042,000	1,746,000	3,952,000	3,554,000
Interest expense	301,000	428,000	603,000	861,000
Operating loss	(910,000)	(544,000)	(1,834,000)	(1,843,000)
Interest and other income	47,000	45,000	101,000	109,000
Loss before income taxes	(863,000)	(499,000)	(1,733,000)	(1,734,000)
Income tax expense (benefit)	135,000	(21,000)	227,000	(344,000)
Net loss	(998,000)	(478,000)	(1,960,000)	(1,390,000)
Less: Net loss attributable to non-controlling interest	484,000	198,000	834,000	485,000
Net loss attributable to American Shared Hospital Services	$(514,000)	$(280,000)	$(1,126,000)	$(905,000)

Loss per common share:
Basic	$(0.07)	$(0.04)	$(0.17)	$(0.14)
Diluted	$(0.07)	$(0.04)	$(0.17)	$(0.14)

Weighted Average Shares Outstanding:
Basic	6,872,000	6,582,000	6,737,000	6,577,000
Diluted	6,872,000	6,582,000	6,737,000	6,577,000

American Shared Hospital Services

Balance Sheet Data

	Balance Sheet Data
	(Unaudited)

	6/30/2026	12/31/2025
Cash, cash equivalents and restricted cash	$6,761,000	$3,712,000
Current assets	$17,368,000	$17,720,000
Total assets	$52,493,000	$55,479,000

Current liabilities	$22,424,000	$23,444,000
Shareholders' equity, excluding non-controlling interests	$23,111,000	$24,034,000

Outstanding shares	6,625,000	6,575,000

	Reconciliation of GAAP to Non-GAAP Adjusted Results
		(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net loss attributable to American Shared Hospital Services	$(514,000)	$(280,000)	$(1,126,000)	$(905,000)
Plus (less): Income tax expense (benefit)	135,000	(21,000)	227,000	(344,000)
Interest expense	301,000	428,000	603,000	861,000
Interest income	(29,000)	(48,000)	(82,000)	(122,000)
Depreciation and amortization expense	1,346,000	1,508,000	2,640,000	2,957,000
Stock-based compensation expense	102,000	114,000	203,000	203,000
Adjusted EBITDA	$1,341,000	$1,701,000	$2,465,000	$2,650,000